BRIAN F. FAULKNER
                        A PROFESSIONAL LAW CORPORATION
                        27127 CALLE ARROYO, SUITE 1923
                     SAN JUAN CAPISTRANO, CALIFORNIA 92675
                                (949) 240-1361


December 22, 2005


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  World Am, Inc. - Form S-8 POS

Dear Sir/Madame:

      I have acted as counsel to World Am, Inc., a Nevada corporation ("Company"), in connection with its Registration Statement on Form S-8 POS relating to the registration of two million (2,000,000) shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's Amended and Restated Non-Employee Directors and Consultants Retainer Stock Plan (Amendment No. 6). I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                           Sincerely,




                                           /s/  Brian F. Faulkner
					   ______________________
                                           Brian F. Faulkner